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                                                                   EXHIBIT 10.13

                             CENTERMARK PROPERTIES, INC.
                               11601 Wilshire Boulevard
                                      12th Floor
                                Los Angeles, CA  90025

                                                                    July 1, 1996


CenterMark Management Company
11601 Wilshire Boulevard
12th Floor
Los Angeles, CA   90025

                               Re:  PROPERTY MANAGEMENT

Gentlemen:

         As you know, CenterMark Properties, Inc. ("Owner") and/or its wholly-owned direct and indirect partnership and corporate subsidiaries (the "Subsidiaries") are the owners of a number of shopping center projects (together with any wholly-owned projects acquired after the date hereof or projects which become wholly-owned projects after the date hereof, the "Wholly-Owned
Projects").   Owner and its Subsidiaries also own interests in shopping center projects (together with any interests in shopping center projects acquired after the date hereof, the "Venture Projects") through joint ventures (together with any joint ventures entered into after the date hereof, the "Ventures") with third parties (the "Third Party Venturers"). Owner has or may hereafter have the right to manage certain of the Venture Projects (the "Managed Ventures") pursuant to either management agreements (the "Venture Management Agreements") or the partnership agreements of the Ventures (the "Venture Partnership Agreements"). In addition, the Owner has the right to manage two shopping centers owned by The Prudential Insurance Company of America (the "Prudential Projects") pursuant to the terms of that certain Exclusive Management and Leasing Agency Agreement dated October 7, 1992, as amended by amendment dated as of February 11, 1994 (the "Existing Prudential Management Agreement").

         CenterMark Management Company is a Delaware general partnership ("Agent") which is in the business of property management.

         Pursuant to a letter agreement (the "1994 Letter Agreement"), dated February 11, 1994, among Owner, Agent and certain other parties, Owner and Agent agreed that Agent would assume Owner's property management responsibilities for the Wholly-Owned Projects, the Venture Projects and the Prudential Projects (collectively, the "Projects") upon the terms and conditions set forth therein. Owner and Agent have agreed that effective as of the date hereof (the "Assumption Date"), the 1994 Letter Agreement shall be terminated, and from and after the Assumption Date, Agent's property management responsibilities with respect to the Projects shall be upon the terms set forth herein.



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CenterMark Management Company
July 1, 1996
Page 2


         i. ENGAGEMENT OF AGENT TO MANAGE WHOLLY-OWNED PROJECTS. Pursuant to the 1994 Letter Agreement, Owner engaged Agent to provide property management services for each of the Wholly-Owned Projects. A list of the property management agreements entered into between Owner and Agent with respect to the Wholly-Owned Projects is attached hereto as SCHEDULE I (the "1994 Management Agreements").

         Owner and Agent hereby agree that effective as of the Assumption Date,
(a) the 1994 Management Agreements will be deemed terminated and neither party shall have any further liability thereunder, and (b) Owner will engage Agent, or cause its Subsidiaries to engage Agent, as property manager for each of the existing Wholly-Owned Projects pursuant to separate management agreements which are each substantially in the form of the Management Agreement attached hereto as EXHIBIT A. Upon the acquisition of any additional Wholly-Owned Project or the interest of all Third Party Venturers in any Venture by the Owner or any Subsidiary after the date hereof, Owner shall retain Agent, or cause Agent to be retained, to manage the applicable Project upon the terms set forth in such form of Management Agreement, PROVIDED that if Owner and the Subsidiaries shall have terminated all of the Management Agreements (as defined in the immediately succeeding sentence), Owner shall not be required to retain Agent, or cause Agent to be retained, to manage the applicable Project. All management agreements entered into between Owner or any Subsidiary, on the one hand, and Agent, on the other hand, are hereinafter collectively referred to as the "Management Agreements."

         ii. SUBCONTRACT OF MANAGEMENT RESPONSIBILITIES FOR PRUDENTIAL PROJECTS. Pursuant to the February 11, 1994 Letter Agreement, Owner subcontracted with Agent to provide property management services for each of the
Prudential Projects (the "1994 Prudential Subcontract").   Owner and Agent
hereby agree that effective as of the Assumption Date, (a) the 1994 Prudential Subcontract will be deemed terminated and neither party shall have any further liability thereunder, and (b) Owner will subcontract to Agent all of its property management obligations with regard to the Prudential Projects, pursuant to a Subcontract of Management Rights in the form of EXHIBIT B.

         iii. ASSIGNMENT OF VENTURE MANAGEMENT AGREEMENTS AND SUBCONTRACT OF MANAGEMENT RESPONSIBILITIES UNDER VENTURE PARTNERSHIP AGREEMENTS.

         (i) Pursuant to the February 11, 1994 Letter Agreement, Owner and/or its Subsidiaries subcontracted with Agent to perform Owner's and/or its Subsidiary's management responsibilities under each Venture Partnership Agreement. A list of the property management subcontracts entered into between Owner and Agent with respect to the Venture Projects is attached hereto as
SCHEDULE II (the "1994 Venture Subcontracts"). Owner and Agent hereby agree that effective as of the Assumption Date, (i) the 1994 Venture Subcontracts will be deemed terminated and neither party shall have any further liability thereunder, and (ii) Owner will subcontract or cause to be


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CenterMark Management Company
July 1, 1996
Page 3


subcontracted to Agent the Owner's or its Subsidiary's management responsibilities under each Venture Partnership Agreement pursuant to separate subcontracts of management rights which are each substantially in the form of the Subcontract of Management Rights attached hereto as EXHIBIT C.

         (ii) Owner has previously assigned to Agent each Venture Management Agreement pursuant to separate assignments of management agreements. Owner and Agent have agreed to amend and restate the terms of each assignment of management agreement so that, from and after the Assumption Date, each assignment of management agreement is substantially in the form of the Assignment of Management Agreement attached hereto as EXHIBIT D, which assignments shall be effective on the Assumption Date.

         (c) In connection with the acquisition by the Owner or any Subsidiary of an interest in any additional Venture after the date hereof, the Owner shall, subject to the Third Party Venturer and third party lender consent restriction set forth below, as soon thereafter as is practicable use reasonable efforts to cause the Agent to be retained by the Venture as the property manager of such Venture upon the terms set forth in the Management Agreements, PROVIDED that if Owner and the Subsidiaries shall have terminated all of the Management Agreements, Owner shall not be required to cause Agent to be retained by the Venture as the property manager of such Venture. To the extent that the consent of any Third Party Venturer or third party lender to a Venture is necessary to retain Agent as the property manager of such Venture, Owner shall use its best reasonable efforts to obtain such consent.

         iv.  FEE REBATE.

         (a) To the extent that Owner's aggregate pro-rata share of the management fees and leasing fees (and similar fees and payments paid in lieu thereof) which are actually paid to Agent with respect to all Managed Ventures (including any Managed Ventures entered into by Owner or its Subsidiaries after the date hereof) for any calendar quarter exceed the aggregate pro-rata share of the management and leasing fees (other than the lease preparation fees and tenant plan review fees) that would have been payable by Owner to Agent for such quarter if Agent was managing the Managed Ventures pursuant to the form of Management Agreements, Agent shall rebate the excess to Owner within thirty (30) days after the end of such quarter. Nothing contained herein shall be deemed to require Agent to rebate to Owner the amount of any management fees and leasing fees (or similar fees and payments) that are allocable to any Third Party Venturer.

         (b) To the extent any Managed Venture entered into after the date hereof results in the Owner's aggregate pro-rata share of management and leasing fees (and similar fees and payments made in lieu thereof) which are actually paid to Agent with respect to all Managed Ventures for any calendar quarter being less than the Owner's aggregate pro-rata share of management and leasing fees (other than the lease preparation fees and tenant plan review fees) that would have been payable by


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CenterMark Management Company
July 1, 1996
Page 4


Owner to Agent if Agent was managing the Managed Ventures pursuant to the form of Management Agreements, Owner shall pay such difference to Agent within thirty
(30) days after the end of such quarter.

         v. SUCCESSORS AND ASSIGNS. The rights and obligations contained herein shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

         vi. GOVERNING LAW. This letter agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New York (without regard to conflicts of law principles).

         vii. ENTIRE AGREEMENT. This letter agreement, together with the documents referred to herein, contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior written or oral agreements between the parties hereto with respect to the subject matter hereof.

         Please indicate your agreement with the foregoing by signing and returning the enclosed counterpart of this letter to the undersigned.

                                  CENTERMARK PROPERTIES, INC.


                                  By: /s/ Richard Green
                                      --------------------------------
                                     Name:  Richard Green
                                     Title: President


CENTERMARK MANAGEMENT COMPANY

By:  WESTFIELD SERVICES, INC.,
    managing general partner


    By: /s/ Peter Lowy
        --------------------------
       Title: Vice President
              --------------------


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                                      SCHEDULE I

                         SCHEDULE OF WHOLLY-OWNED PROPERTIES


1.  Eagle Rock Plaza
2.  Eastland Shopping Center
3.  Enfield Square
4.  Mid Rivers Mall
5.  Montgomery Mall
6.  Plaza Bonita
7.  South County Center
8.  West County Center
9.  Plaza at West Covina
10. West Park Mall
11. Westland Shopping Center
12. Connecticut Post Mall
13. South Shore Mall
14. Trumbull Shopping Park


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                                     SCHEDULE II

                     SCHEDULE OF JOINT VENTURE MANAGED PROPERTIES


1.  Meriden Square
2.  Mission Valley
3.  Topanga Plaza
4.  Plaza Camino Real